UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed, pursuant to the Thirteenth Amendment (the "Amendment") to the Second Amended and Restated Senior Revolving Credit Agreement (as amended, the "Credit Agreement") among Enesco Group, Inc. (the "Company"), certain borrowing subsidiaries of the Company, Bank of America, N.A. (as successor by merger to Fleet National Bank), as Agent, and certain lenders party thereto, the lenders agreed to forbear from exercising their rights and enforcing the remedies available to them under the Credit Agreement as a result of current continuing events of default by the Company (the "Forbearance"). The Amendment provides that the Forbearance terminates on December 29, 2006, or earlier if the Company fails to comply with certain covenants, including any failure to comply with the terms of the Amendment. Under the terms of the Amendment, the Company agreed to enter into a definitive agreement by November 30, 2006 for a transaction that will result in the repayment of all Company obligations under the Credit Agreement (the "Transaction"). To date, the Company has not entered into an agreement for the Transaction.

Under the terms of the Amendment, the Company’s failure to enter into such agreement by November 30, 2006 terminates the lenders' Forbearance. To date, no notice or demand has been received by the Company from the Agent or the lenders requesting immediate payment of the Company's obligations under the Credit Agreement as a result of this event, and to the Company's knowledge, no action has been commenced by the Agent or the lenders to exercise their rights or enforce their remedies to collect the amounts due to them by the Company under the Credit Agreement. As of the date hereof, the Company owed the lenders approximately $63.5 million, including outstanding Letters of Credit, under the Credit Agreement.

The Company continues to pursue an agreement for a Transaction that will result in the repayment of the Company's obligations under the Credit Agreement. There can be no assurances, however, that the Company will be successful in entering into a definitive agreement for a Transaction or, if entered into, consummating the Transaction, or will continue to be in compliance with the other covenants, financial or otherwise, contained in Credit Agreement. Any actions taken by the lenders to enforce their remedies to collect the amounts due under the Credit Agreement, including exercising the right to take possession and dispose of Company assets securing the Company's loans, would have a material adverse effect on the Company's financial condition and would result in the Company's inability to continue operating its business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

December 5, 2006	By:	/s/ Marie Meisenbach Graul

Name: Marie Meisenbach Graul
Title: Chief Financial Officer